Exhibit 32.2

Certification of President and Chief Operating Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended June, 2003 (the “Report”) of MCG Capital Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Steven F. Tunney, the President and Chief Operating Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Steven F. Tunney
Name: Steven F. Tunney Date: August 7, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by MCG Capital Corporation for purposes of Section 18 of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to MCG Capital Corporation and will be retained by MCG Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.